Exhibit 10.2

Sphere 3D Enters Agreement for Acquisition of a Commercial Water-as-a-Service Supplier

Ontario, Canada - August 4, 2020 - Sphere 3D Corporation (NASDAQ: ANY) ("Sphere 3D" or the "Company") today announced that it has entered into an agreement to acquire 100% of the outstanding shares of 101250 Investment Limited. ("101250"), a Turks and Caicos Islands water partner of Rainmaker Worldwide Inc. (OTC: RAKR).

101250 has exclusive rights to deliver the Rainmaker water solution to three island communities - Plantation Hills, Blue Sky and Village Estates (the "Developments"). 101250 owns 75% of a joint venture which plans to supply a minimum of 180,000L of water per day to service residents of the Developments. It is anticipated that annual revenue will be in excess of $5 million upon full occupancy and deployment.

101250 Investment Limited President Dale Peters stated, "We selected Rainmaker's solutions because of their commitment to renewable energy and maintaining a small carbon footprint. The Plantation Hills, Blue Sky and Village Estates developments have a focus on being constructed in an environmentally sustainable way and Rainmaker's clear focus on cost-effective sustainable technology meets that standard."

Sphere 3D's CEO Peter Tassiopoulos stated, "The agreement to supply water to end users through agreements with developers is an example of how the Rainmaker technology provides new business models in the water business. We believe it was important to complete this transaction now and assist in the deployment and expansion of these opportunities in the Water-as-a-Service segment."

Transaction Details

Under the terms of the purchase agreement, Sphere 3D shall issue 480,000 common shares to the vendors of 101250 (the "Payment Shares"), subject to regulatory and NASDAQ approvals.  All such Payment Shares shall contain an appropriate legend, either statutory or contractual, which will restrict the resale of the Payment Shares for a period of six months and one day from the closing date. In addition, Sphere 3D shall holdback and retain 96,000 of the Payment Shares for a six-month period from the closing date in support of any breaches of representations and warranties by 101250 under the purchase agreement.

About Sphere 3D

Sphere 3D Corp. (NASDAQ: ANY) delivers containerization, virtualization, and data management solutions via hybrid cloud, cloud and on-premise implementations through its global reseller network and professional services organization.  Sphere 3D has a portfolio of brands, including HVE ConneXions, UCX ConneXions, and SnapServer® dedicated to helping customers achieve their IT goals.  For more information, visit www.sphere3d.com.

On July 15, 2020, Sphere 3D announced that it had entered into a merger agreement with Rainmaker Worldwide Inc. (OTC: RAKR) pursuant to which Sphere 3D will acquire all of its outstanding securities and Rainmaker shareholders will receive one-third of a share of Sphere 3D for each whole share of Rainmaker exchanged and one-third of a warrant or option for each whole warrant or option then held by such Rainmaker shareholder. In connection with this transaction, which is expected to close in the fall 2020, Sphere 3D will change its name to Rainmaker Worldwide Inc. Follow us on Twitter @Sphere3D and @HVEconneXions.

About 101250 Investments Limited

101250 Investments Limited is a strategic Rainmaker Worldwide partner with exclusive distribution of Water-as-a-Service ("WaaS") to three Turks and Caicos Islands communities - Plantation Hills, Blue Sky and Village Estates. These three communities combined will have 300 homes, 200 condominiums, 28 townhomes, 5 commerce buildings and a hotel.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions that are difficult to predict. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties including, without limitation, our inability to obtain additional debt or equity financing; any increase in our cash needs; Sphere 3D's ability to maintain listing with the NASDAQ Capital Market; market adoption and performance of our products; the level of success of our collaborations and business partnerships; possible actions by customers, partners, suppliers, competitors or regulatory authorities; and other risks detailed from time to time in our periodic reports contained in our Annual Information Form and other filings with Canadian securities regulators (www.sedar.com) and in prior periodic reports filed with the United States Securities and Exchange Commission (www.sec.gov). Sphere 3D undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Certain statements contained in this press release may constitute forward-looking statements under Canadian securities legislation.  Generally, forward-looking information can be identified by the use of forward-looking terminology such as "expects" or "it is expected", or variations of such words and phrases or statements that certain actions, events or results "will" occur. Forward-looking statements in this press release include, but are not restricted to, statements the future operating or financial performance of Sphere 3D and 101250.

These forward-looking statements are subject to a number of risks and uncertainties. Actual results may differ materially from results contemplated by the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include market conditions, regulatory risks and uncertainty as to revenues, reliance on key personnel, management or growth and difficulty in forecasting. Accordingly, the actual events may differ materially from those projected in the forward-looking statements.  When relying on forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and should not place undue reliance on such forward-looking statements. Sphere 3D does not undertake to update any forward-looking statements, except as may be required by applicable securities laws.

Investor Contacts

Sphere 3D Corp.

Kurt Kalbfleisch

Chief Financial Officer

+1 (858) 495-4211

Investor.relations@sphere3d.com